                                   EXHIBIT 3.2

                     AMENDMENT TO ARTICLES OF INCORPORATION

          CHANGING NAME FROM JOFRAN CONFECTIONERS INTERNATIONAL, INC.,

                              A NEVADA CORPORATION

                                       TO

             CLIFF GRAPHICS INTERNATIONAL, INC. A NEVADA CORPORATION

                               DATED JULY 31, 1986

               CERTIFICATE AMENDING THE ARTICLES OF INCORPORATION

                                       OF

                    JOFRAN CONFECTIONERS INTERNATIONAL, INC.

         The undersigned, being the President and Secretary of Jofran Confectioners International, Inc., a Nevada corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on July 31st, 1986, it was agreed by unanimous vote that this Certificate Amending the Articles of Incorporation be filed.

         The undersigned further certify that the original Articles of Incorporation of Jofran Confectioners International, Inc., were filed with the Secretary of State of the State of Nevada, on July 31st, 1986 and a certified copy of said Articles were filed with the Carson City County Clerk on July 31st, 1986.

         The undersigned further certify that the Article First through Article Eleventh of the original Articles of Incorporation filed on July 31st, 1986 herein are amended to read as follows:

         ARTICLE FIRST:   The name of the corporation is: CLIFF TYPOGRAPHERS, INC.
         ARTICLE SECOND:  No change.
         ARTICLE THIRD:   No change.
         ARTICLE FOURTH:  No change.
         ARTICLE FIFTH:   No change.
         ARTICLE SIXTH:   No change.
         ARTICLE SEVENTH: No change.
         ARTICLE EIGHTH:  No change.
         ARTICLE NINTH:   No change.
         ARTICLE TEN:     No change.
         ARTICLE ELVENTH: No change.

         The number of common shares outstanding at the time of adoption were Ten Million (10,000,000) and the number voted for such amendment were Seven Million,

Five Hundred Thousand (7,500,000) and the number of shares voted against such amendment were Zero (0).

         The undersigned hereby certify that they have on this 31st day of July, 1986, executed this certificate amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

      /s/ Gene T. Leo                                 /s/ Don T. Wilson
------------------------------------             ----------------------------
President                                        Secretary


STATE OF UTAH              }
                           } ss.
COUNTY OF SALT LAKE        }

On this 31st day of July, 1986, before me the undersigned a Notary Public in and for the County of Salt Lake, State of Utah, personally appeared Gene T. Leo and Don T. Wilson, known to me to be the persons whose names are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same. My Commission Expires:

         12-1-89                                /s/ Notary Public
---------------------------             -------------------------------------
                                        Notary Public

                                        Residing at:     Salt Lake City Utah
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